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                                                                    Exhibit 23.1

                              ACCOUNTANT'S CONSENT

         We have issued our report dated November 19, 1998 (except for Note O, as to which the date is December 4, 1998), accompanying the consolidated financial statements of Winton Financial Corporation for the year ended September 30, 1998 which are incorporated by reference in the Corporation's Form S-4 to be filed with the Securities and Exchange Commission on or about March 5, 1999. We hereby consent to the incorporation by reference of said report in the Prospectus/Proxy Statement.

Grant Thornton LLP

Cincinnati, Ohio
March 1, 1999